EXHIBIT 99.1

Contact:	Dean Ridlon, Investor Relations Director
Phone: 978.640.5309
Email: Investor_Relations@avid.com

Avid Reports First Quarter 2007 Results

Announces Authorization to Repurchase Up To $100 Million of Stock

Tewksbury, MA – April 26, 2007 – Avid Technology, Inc. (NASDAQ: AVID) today reported revenues of $218.9 million for the three-month period ended March 31, 2007 compared to $218.1 million for the same period in 2006. GAAP net income for the quarter was $20,000, or $.00 per diluted share compared to GAAP net income of $3.3 million, or $.08 per diluted share, in the first quarter of 2006.

GAAP net income in the first quarter of 2007 includes $10.6 million of charges including amortization, stock-based compensation, restructuring and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.25. For the first quarter of 2006, there was $12.8 million of amortization, stock-based compensation, restructuring costs, in-process research and development, and related tax adjustments included in GAAP net income. Excluding these items, non-GAAP earnings per share were $.37 in the first quarter of 2006.

“Although we’re pleased that our bottom-line results were at the high end of our expectations due to careful cost controls and favorable one-time tax adjustments, sustained, profitable growth is our main objective,” said David Krall, Avid’s president and chief executive officer. “In our professional video business, we believe that growth will come with continued focus on being at the core of our customers’ businesses. In the first quarter, our overall bookings were up 9% from the same period last year, however, there was a noticeable drop-off in our run-rate business, despite the introduction of several new products late in the quarter. In discussions with our installed base, it has become clear that they are looking for us to provide them with the ability to migrate to our new solutions in stages, rather than having to do a wholesale upgrade all at one time. Therefore, in response to that feedback, we will be diverting some engineering resources to build this migration path. While this will negatively impact our ability to recognize incremental revenue out of our backlog by one to two quarters, it should have a positive impact on our run-rate business – and it’s the best long-term strategy to meet the needs of our video customers.”

Stock Repurchase Program

Avid also announced that its Board of Directors approved a program to repurchase up to $100 million of stock through transactions on the open market, in block trades or otherwise. The stock repurchase program will be funded using the company's working capital. As of March 31, 2007, the company had cash, cash equivalents and marketable securities of approximately $187.5 million.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the Securities and Exchange Commission.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  The reconciliation for net income and diluted earnings per share for the first quarters of 2007 and 2006 are in the tables attached to this press release.

We use non-GAAP financial measures internally to manage our business, for example, in establishing our annual operating budget, to assess segment operating performance and for measuring performance under our employee incentive compensation plans. Non-GAAP financial measures are used by our management in their operating and financial decision-making because management believes these measures reflect our ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, we believe it is useful for our investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate our current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with our past financial results. The primary limitations associated with our use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect our operations. Our management compensates for these limitations by considering the Company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s first quarter 2007 financial results will be held today, April 26, 2007, at 5:00 p.m. EDT. The call will be open to the public, and can be accessed by dialing (719) 457-2692 and referencing confirmation code 8128643. The call and subsequent replay will also be available on Avid’s web site. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to meet customer needs, market acceptance of Avid’s existing and new products, Avid’s ability to recognize revenue in a timely manner, competitive factors, including pricing pressures, delays in product shipments and the other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.

Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company’s Oscar(, Grammy(, and Emmy( award-winning products and services, please visit: www.avid.com.

© 2007 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid® Film Composer® system for motion picture editing. Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Net revenues
Products	$192,443	$194,363
Services	26,455	23,707
Total net revenues	218,898	218,070

Cost of revenues
Products	92,712	91,361
Services	15,979	13,315
Amortization of intangible assets	4,472	5,080
Total cost of revenues	113,163	109,756

Gross profit	105,735	108,314

Operating expenses
Research and development	37,742	35,496
Marketing and selling	51,694	49,912
General and administrative	17,852	15,137
Amortization of intangible assets	3,432	3,665
Restructuring costs, net	258	1,066
In-process research and development	—	310
Total operating expenses	110,978	105,586

Operating income (loss)	(5,243)	2,728
Interest and other income (expense), net	1,895	1,970
Income (loss) before income taxes	(3,348)	4,698

Provision for (benefit from) income taxes, net	(3,368)	1,353

Net income	$20	$3,345

Net income per common share – basic	$0.00	$0.08

Net income per common share – diluted	$0.00	$0.08

Weighted-average common shares outstanding – basic	41,154	42,137

Weighted-average common shares outstanding – diluted	41,763	43,200

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Reconciliation of GAAP net income to Non-GAAP net income:

	Three Months Ended
	March 31,
	2007	2006
GAAP net income	$20	$3,345

Adjustments to reconcile Non-GAAP net income:
Amortization of intangible assets	$7,904	$8,745
Stock-based compensation	3,552	4,435
Restructuring costs, net	258	1,066
In-process research and development	—	310
Related tax adjustments	(1,115)	(1,770)
Total adjustments to reconcile to Non-GAAP net income	$10,599	$12,786

Non-GAAP net income	$10,619	$16,131

Weighted average common shares outstanding – diluted	41,763	43,200

Non-GAAP net income per common share – diluted	$0.25	$0.37

Stock-based compensation, which relates to the adoption of SFAS 123R, the acquisition of M-Audio, and the issuance of restricted stock and restricted stock units for Q1 2007 and Q1 2006, is comprised of the following:

Stock-based compensation included in:	Three Months Ended March 31,
	2007	2006
Cost of products revenues	$141	$139
Cost of services revenues	197	219
Research and development expense	1,043	1,306
Marketing and selling expense	935	1,261
General and administrative expense	1,236	1,510
	$3,552	$4,435

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$187,535	$172,107
Accounts receivable, net of allowances of $20,506 and $23,087 at
March 31, 2007 and December 31, 2006, respectively	134,415	138,578
Inventories	145,591	144,238
Prepaid and other current assets	32,840	29,016
Total current assets	500,381	483,939

Property and equipment, net	42,464	40,483
Intangible assets, net	94,144	102,048
Goodwill	360,550	360,143
Other assets	10,782	10,421
Total assets	$1,008,321	$997,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,863	$34,108
Accrued expenses and other current liabilities	84,687	88,331
Deferred revenues	83,627	73,743
Total current liabilities	203,177	196,182

Long-term liabilities	18,861	20,471
Total liabilities	222,038	216,653

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	956,315	952,763
Accumulated deficit	(138,382)	(134,708)
Treasury stock at cost, net of reissuances	(38,121)	(43,768)
Accumulated other comprehensive income	6,048	5,671
Total stockholders’ equity	786,283	780,381
Total liabilities and stockholders’ equity	$1,008,321	$997,034